Exhibit 99.1

Super Micro Computer, Inc. Announces 2nd Quarter Fiscal 2011 Financial Results

SAN JOSE, Calif., January 25, 2011 (BUSINESS WIRE) — Super Micro Computer, Inc. (NASDAQ:SMCI), a leader in application optimized, high performance server solutions, today announced second quarter fiscal 2011 financial results for the quarter ended December 31, 2010.

Fiscal 2nd Quarter Highlights

•	Quarterly net sales of $240.8 million, up 16.2% from the first quarter of fiscal year 2011 and up 32.3% from the same quarter of last year.

•	Net income of $11.6 million, up 60.3% from the first quarter of fiscal year 2011 and up 52.1% from the same quarter of last year.

•	Gross margin of 16.7%, up from 15.9% in the first quarter of fiscal year 2011 and consistent with the same quarter of last year.

•	Server Solutions accounted for 40.5% of net sales compared with 35.7% in the first quarter of fiscal year 2011 and 36.0% in the same quarter of last year.

Net sales for the second quarter ended December 31, 2010 totaled $240.8 million, up 32.3% from $182.0 million in the first quarter of fiscal year 2010. No customer accounted for more than 10% of net sales during the quarter.

Net income for the second quarter of fiscal year 2011 was $11.6 million or $0.27 per diluted share, an increase of 52.1% from the net income of $7.6 million, or $0.19 per diluted share in the same period a year ago. Included in net income for the quarter is $1.8 million of stock-based compensation expense (pre-tax). Excluding this item and the related tax effect, non-GAAP net income for the second quarter was $13.3 million, or $0.31 per diluted share, compared to non-GAAP net income of $9.2 million, or $0.22 per diluted share, in the same quarter of last year. On a sequential basis, non-GAAP net income increased from the first quarter of fiscal year 2011 by $4.1 million or $0.09 per diluted share.

Gross margin for the second quarter was 16.7%, unchanged from the same period a year ago. Non-GAAP gross margin for the second quarter was 16.8% compared to 16.7% in the same period a year ago. Non-GAAP gross margin was 16.0% for the first quarter of fiscal year 2011.

The Company’s cash and cash equivalents and short and long term investments at December 31, 2010 were $92.7 million compared to $79.4 million at June 30, 2010. Free cash flow in the six months ended December 31, 2010 was $12.6 million.

Business Outlook & Management Commentary

The Company expects net sales of $235 million to $245 million for the third quarter of fiscal year 2011 ending March 31, 2011. The Company expects non-GAAP earnings per diluted share of approximately $0.25 to $0.29 for the third quarter.

“Our second quarter was a historic record high again for revenue and net income due to our high-end server solutions and was accompanied by an improvement in our gross margin. Our investments in the continued development of our global operations as well as enhancements to our product lines are paying off with strong results across the board. The IT market continues to associate the Supermicro Brand with leading technology and best performance” said Charles Liang, President and Chief Executive Officer. “We are well positioned to seize the opportunity of upcoming technology changes planned for 2011.”

It is currently expected that the outlook will not be updated until the Company’s next quarterly earnings announcement, notwithstanding subsequent developments. However, the Company may update the outlook or any portion thereof at any time. Such updates will take place only by way of a news release or other broadly disseminated disclosure available to all interested parties in accordance with Regulation FD.

Conference Call Information

Super Micro Computer will discuss these financial results in a conference call at 2:00 p.m. PT, today. To participate the conference, please call 1-888-213-3920 (international callers dial 1-913-312-0714) 10 minutes prior. A recording of the conference will be available until 11:59 pm ET on Tuesday, February 8, 2011 by dialing 877-870-5176 (international callers dial 1-858-384-5517) and entering replay PIN 2548129. The live web cast and recording of the call will be available on the Investor Relations section at www.supermicro.com two hours after the conference conclusion. They will remain available until the Company's next earnings call.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, our ability to build and grow Super Micro Computer, the benefits of our products and our ability to achieve our goals, plans and objectives. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. These include, but are not limited to: our dependence on continued growth in the markets for X86, blade servers and embedded applications, increased competition, difficulties of predicting timing, introduction and customer acceptance of new products, poor product sales, difficulties in establishing and maintaining successful relationships with our distributors and vendors, shortages or price fluctuations in our supply chain, our ability to protect our intellectual property rights, our ability to control the rate of expansion domestically and internationally, difficulty managing rapid growth and general political, economic and market conditions and events. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption “Risk Factors” in such filings.

Use of Non-GAAP Financial Measures

Non-GAAP gross margin discussed in this press release excludes stock-based compensation expense. Non-GAAP net income and net income per share discussed in this press release exclude stock-based compensation expense, a provision for litigation costs and the related tax effect of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company's financial and operational performance. However, these non-GAAP financial measures have limitations as an analytical tool, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Pursuant to the requirements of SEC Regulation G, detailed reconciliations between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

About Super Micro Computer, Inc.

Supermicro, the leader in server technology innovation and green computing, provides customers around the world with application-optimized server, workstation, blade, storage and GPU systems. Based on its advanced Server Building Block Solutions, Supermicro offers the most optimized selection for IT, datacenter and HPC deployments. The company’s system architecture innovations include the Twin server, double-sided storage and SuperBlade® product families. Offering the most comprehensive product lines in the industry, Supermicro provides businesses of all sizes with energy-efficient, earth-friendly solutions that deliver unmatched performance and value. Founded in 1993, Supermicro is headquartered in Silicon Valley with worldwide operations and manufacturing centers in Europe and Asia. For more information, visit www.supermicro.com.

SUPER MICRO COMPUTER, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2010	June 30, 2010
ASSETS
Current assets:
Cash and cash equivalents	$87,216	$72,644
Short-term investments	59	845
Accounts receivable, net	77,790	72,963
Inventory, net	187,646	135,584
Deferred income taxes – current	8,551	9,756
Prepaid income taxes	4,755	2,737
Prepaid expenses and other current assets	3,162	2,328

Total current assets	369,179	296,857
Long-term investments	5,388	5,901
Property, plant and equipment, net	68,842	62,691
Deferred income taxes – noncurrent	2,703	4,825
Restricted assets	368	286
Other assets	2,494	202

Total assets	$448,974	$370,762

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$143,996	$95,416
Accrued liabilities	25,951	19,432
Income taxes payable	1,096	3,219
Advances from receivable financing arrangements	1,012	1,193
Short-term debt	—	18,553
Current portion of long-term debt	555	—
Current portion of capital lease obligations	38	62

Total current liabilities	172,648	137,875
Long-term capital lease obligations-net of current portion	36	46
Long term debt-net of current portion	18,019	—
Other long-term liabilities	9,548	8,140

Total liabilities	200,251	146,061
Stockholders’ equity:
Common stock and additional paid-in capital	105,586	100,350
Treasury stock (at cost)	(2,030)	(2,030)
Accumulated other comprehensive loss	(204)	(204)
Retained earnings	145,371	126,585

Total stockholders’ equity	248,723	224,701

Total liabilities and stockholders’ equity	$448,974	$370,762

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Net sales	$240,813	$181,977	$447,991	$330,498
Cost of sales	200,634	151,668	374,775	275,680

Gross profit	40,179	30,309	73,216	54,818
Operating expenses:
Research and development	12,297	8,754	22,743	17,381
Sales and marketing	6,701	5,138	12,909	9,672
General and administrative	4,257	4,050	8,631	7,849
Provision for litigation loss	—	—	—	1,089

Total operating expenses	23,255	17,942	44,283	35,991

Income from operations	16,924	12,367	28,933	18,827
Interest and other income, net	15	26	35	58
Interest expense	(169)	(90)	(328)	(223)

Income before income tax provision	16,770	12,303	28,640	18,662
Income tax provision	5,201	4,699	9,854	7,195

Net income	$11,569	$7,604	$18,786	$11,467

Net income per common share:
Basic (a)	$0.30	$0.21	$0.49	$0.32

Diluted (b)	$0.27	$0.19	$0.45	$0.28

Weighted-average shares used in calculation of net income per common share:
Basic	37,543,015	35,539,085	37,383,440	35,242,301

Diluted	41,619,344	39,830,349	41,508,541	39,370,693

Stock-based compensation is included in the following cost and expense categories by period (in thousands):
	Three Months Ended		Six Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
Cost of sales	$173	$158	$367	$302
Research and development	928	756	1,792	1,426
Sales and marketing	249	247	531	453
General and administrative	480	550	964	1,057

SUPER MICRO COMPUTER, INC

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(In thousands)

(Unaudited)

	Six Months Ended December 31,
	2010	2009
OPERATING ACTIVITIES:
Net income	$18,786	$11,467
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	2,604	2,238
Stock-based compensation expense	3,654	3,238
Excess tax benefits from stock-based compensation	(1,216)	(1,116)
Allowance for doubtful accounts	409	204
Allowance for sales returns	2,987	2,013
Provision for inventory	489	1,150
Deferred income taxes	3,327	(123)
Gain on short-term investments	—	(1)
Changes in operating assets and liabilities:
Accounts receivable, net	(8,223)	(11,405)
Inventory	(52,551)	(45,389)
Prepaid expenses and other assets	(3,127)	(344)
Accounts payable	48,100	38,771
Income taxes payable, net	(2,267)	6,160
Accrued liabilities	6,519	3,919
Other long-term liabilities	1,408	744

Net cash provided by operating activities	20,899	11,526

INVESTING ACTIVITIES:
Proceeds from investments	1,300	8,740
Purchases of property, plant and equipment	(8,275)	(1,675)
Restricted assets	(82)	(2)

Net cash provided by (used in) investing activities	(7,057)	7,063

FINANCING ACTIVITIES:
Proceeds from long-term debt	13,875	—
Repayment of debt	(13,854)	(9,994)
Proceeds from exercise of stock options	1,142	2,084
Excess tax benefits from stock-based compensation	1,216	1,116
Payment of obligations under capital leases	(34)	(21)
Advances (payment) under receivable financing arrangements	(181)	206
Minimum tax withholding paid on behalf of an employee for restricted stock awards	(1,434)	—

Net cash provided by (used in) financing activities	730	(6,609)

Net increase in cash and cash equivalents	14,572	11,980
Cash and cash equivalents at beginning of period	72,644	70,295

Cash and cash equivalents at end of period	$87,216	$82,275

Supplemental disclosure of cash flow information:
Cash paid for interest	$299	$224
Cash paid for taxes, net of refunds	$7,473	$793
Non-cash investing and financing activities:
Accrued costs for property, plant and equipment purchases	$971	$768
Changes in fair values of investments	$—	$686

SUPER MICRO COMPUTER, INC

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2010	December 31, 2009	December 31, 2010	December 31, 2009
GAAP GROSS PROFIT	$40,179	$30,309	$73,216	$54,818
Add back stock-based compensation (c)	173	158	367	302

Non-GAAP GROSS PROFIT	$40,352	$30,467	$73,583	$55,120

GAAP GROSS MARGIN	16.7%	16.7%	16.3%	16.6%
Add back stock-based compensation (c)	0.1%	0.0%	0.1%	0.1%

Non-GAAP GROSS MARGIN	16.8%	16.7%	16.4%	16.7%

GAAP INCOME FROM OPERATIONS	$16,924	$12,303	$28,933	$18,827
Add back stock-based compensation (c)	1,830	1,711	3,654	3,238
Add back provision for litigation loss (d)	—	—	729	1,089

Non-GAAP INCOME FROM OPERATIONS	$18,754	$14,014	$33,316	$23,154

GAAP NET INCOME	$11,569	$7,604	$18,786	$11,467
Add back stock-based compensation (c)	1,830	1,711	3,654	3,238
Add back provision for litigation loss (d)	—	—	729	1,089
Add back adjustments to tax provision (e)	(65)	(84)	(570)	(734)

Non-GAAP NET INCOME	$13,334	$9,231	$22,599	$15,060

GAAP NET INCOME PER COMMON SHARE – BASIC (a)	$0.30	$0.21	$0.49	$0.32
Add back stock-based compensation, provision for litigation loss and adjustments to tax provision (c) (d) (e)	0.05	0.04	0.10	0.10

Non-GAAP NET INCOME PER COMMON SHARE – BASIC (f)	$0.35	$0.25	$0.59	$0.42

GAAP NET INCOME PER COMMON SHARE – DILUTED (b)	$0.27	$0.19	$0.45	$0.28
Add back stock-based compensation, provision for litigation loss and adjustments to tax provision (c) (d) (e)	0.04	0.03	0.08	0.09

Non-GAAP NET INCOME PER COMMON SHARE – DILUTED (g)	$0.31	$0.22	$0.53	$0.37

WEIGHTED-AVERAGE SHARES USED IN COMPUTING NET INCOME PER COMMON SHARE
BASIC – GAAP (h)	37,543,015	35,539,085	37,383,440	35,242,301

BASIC – Non-GAAP (i)	38,165,304	35,539,085	38,087,199	35,242,301

DILUTED – GAAP (h)	41,619,344	39,830,349	41,508,541	39,370,693

DILUTED – Non-GAAP (i)	42,690,844	40,531,236	42,703,890	40,010,533

(a)	Approximately $189,000 and $347,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP basic net income per common share for the three and six months ended December 31, 2010, respectively, and approximately $196,000 and $323,000 for the three and six months ended December 31, 2009, respectively.
(b)	Approximately $170,000 and $313,000 of undistributed earnings allocated to participating securities were not included in the determination of GAAP diluted net income per common share for the three and six months ended December 31, 2010, respectively, and approximately $175,000 and $290,000 for the three and six months ended December 31, 2009, respectively.
(c)	Amortization of ASC Topic 718 (SFAS No. 123R, APB 25 and SFAS No. 123) stock-based compensation for the three and six months ended December 31, 2010 and 2009.
(d)	Provision for litigation costs for the six months ended December 31, 2010 was related to a settlement of a patent litigation in September 2010. Provision for litigation costs for the six months ended December 31, 2009 was related to a commercial lawsuit filed in 1999.
(e)	The provision of income taxes used in arriving at the non-GAAP net income was computed using an income tax rate of 28.3% and 34.1% for the three months ended December 31, 2010 and 2009, respectively, and 31.6% and 34.5% for the six months ended December 31, 2010 and 2009, respectively.
(f)	Approximately $217,000 and $418,000 of undistributed earnings allocated to participating securities were not included in the determination of Non-GAAP basic net income per common share for the three and six months ended December 31, 2010, respectively.
(g)	Approximately $194,000 and $372,000 of undistributed earnings allocated to participating securities were not included in the determination of Non-GAAP diluted net income per common share for the three and six months ended December 31, 2010, respectively.
(h)	622,289 and 703,759 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and six months ended December 31, 2010, respectively. 938,888 and 1,020,357 shares of unvested restricted stock awards were not included in the determination of GAAP basic and diluted net income per common share for the three and six months ended December 31, 2009, respectively.
(i)	622,289 and 703,759 shares of unvested restricted stock awards were included in the determination of Non-GAAP basic and diluted net income per share for the three and six months ended December 31, 2010, respectively.

SMCI-F

SOURCE: Super Micro Computer, Inc.

Super Micro Computer, Inc.

Howard Hideshima, 408-503-8000

Chief Financial Officer

ir@supermicro.com

or

Perry G. Hayes

SVP, Investor Relations

ir@supermicro.com